EXHIBIT – 10.1

SENIOR PROMISSORY NOTE - $100,000

FOR VALUE RECEIVED, AMBASE CORPORATION (“AmBase” or the “Company”) promises to pay, without setoff, deduction or counterclaim of any kind or nature to RICHARD A. BIANCO, his heirs or assigns (collectively, “Richard A. Bianco”), the principal sum of ONE HUNDRED THOUSAND NO/100 DOLLARS (US $100,000), or so much thereof as has been advanced and remains unpaid, to be paid in lawful money of the United States together with interest thereon at a rate equal to 6.50% per annum, as follows:

Interest and Maturity Date. Interest shall accrue on the outstanding principal balance due hereunder commencing on the date hereof and continue until this Promissory Note (the “Note”) has been paid in full. Interest shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). As used herein the term “business day” shall mean a day of the week that is not a Saturday, Sunday or Federal banking holiday. The entire outstanding principal balance due hereunder, all accrued interest, and any other charges or fees provided for by this Note shall be and become due and payable from AmBase to Richard A. Bianco upon the first to occur (the “Maturity Date”) of the following: (a) within one (1) week after the date the Company receives funds from any source, (but specifically excluding funds received by the Company by any litigation funding entity to fund any of the 111 West 57th legal proceedings), sufficient to pay all amounts due under this this Note, including all accrued interest thereon, including without limitation, from a settlement of the 111 West 57th legal proceedings or (b) May 31, 2028.

Prepayment. AmBase may, at any time and from time to time without premium, penalty or advance notice (written or otherwise) from AmBase to Richard A. Bianco, prepay to Richard A. Bianco all or any portion of the outstanding balance under this Note. Any partial prepayment shall not affect the obligation to continue to pay in full the amount outstanding hereunder until the entire unpaid principal balance hereof, along with all accrued interest, if any, and any other charges and fees, have been paid in full.

Method and Application of Payment. AmBase shall pay all amounts payable under this Note in cash of immediately available funds: (a) by wire transfer to an account designated by Richard A. Bianco; or (b) if no account has been designated, by bank check delivered to Richard A. Bianco at the address for Richard A. Bianco set forth herein or at such other place as may be designated in writing by Richard A. Bianco. All such payments shall be made without setoff, deduction or counterclaim. All payments received by Richard A. Bianco under in connection with this Note shall be applied: first, to any charges or fees due under the Note; second, to accrued and unpaid interest; and third, to outstanding and unpaid principal due in connection with the Note. AmBase and Richard A. Bianco further agree that amounts due hereunder plus interest can be converted by Richard A. Bianco, at his option, into a litigation funding agreement pari-pasu with any litigation funding agreement entered into by the Company with a litigation funding entity.

Senior Indebtedness. AmBase hereby agrees that amounts due under this note shall be senior obligations of AmBase, and AmBase shall not incur indebtedness that is secured by assets of AmBase (other than litigation funding to the extent secured by litigation proceeds) or senior to the amounts due under this note (other than litigation funding) without the consent of Richard A. Bianco.

Notices. All notices, consents or other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid to the addresses set forth below, or may be given by facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence:

If to AmBase Corporation:	AmBase Corporation
12 Lincoln Blvd. Suite 202
Emerson, NJ 07630
ATTN: John Ferrara
Vice President & Chief Financial Officer
Facsimile Number: 201-265-0169

If to Richard A. Bianco:	Richard A. Bianco
c/o AmBase Corporation
7857 West Sample Road, Suite 134
Coral Springs, FL 33065

Miscellaneous.

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This Note and all matters arising out of or relating to this Note shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

•	Subject to applicable law, this Note may be amended, extended, supplemented or otherwise modified only by written agreement entered into by AmBase and Richard A. Bianco.

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The section headings set forth in this Note are solely for the purpose of reference and shall not in any way affect the meaning or construction of this Note. Ambiguities and uncertainties in the wording of this Note shall not be construed for or against either AmBase or Richard A. Bianco, but shall be construed in the manner that most accurately reflects AmBase and Richard A. Bianco’s intent as of the date of this Note. AmBase and Richard A. Bianco acknowledge that each has been represented by counsel in connection with the review and execution of this Note and, accordingly, there shall be no presumption that this Note, or any provision hereof, be construed against AmBase.

•	If any provision of this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

•	This Note is and shall be binding upon the successors and assigns of AmBase.

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The rights and remedies of Richard A. Bianco under this Note shall be cumulative and not alternative. No waiver by Richard A. Bianco of any right or remedy under this Note shall be effective unless in writing signed by Richard A. Bianco. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Richard A. Bianco will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (i) no claim or right of Richard A. Bianco arising out of this Note can be discharged, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Richard A. Bianco; (ii) no waiver that may be given by Richard A. Bianco will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on AmBase will be deemed to be a waiver of any obligations of AmBase or of the right of Richard A. Bianco to take further action without notice or demand as provided in this Note. AMBASE HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR AND PROTEST AND OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE OR ENFORCEMENT OF THIS NOTE.

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AMBASE ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO, FOLLOWING ANY DEFAULT IN ITS OBLIGATIONS UNDER THIS NOTE, ANY PREJUDGMENT REMEDY WHICH RICHARD A. BIANCO MAY DESIRE TO USE.

IN WITNESS WHEREOF, AmBase has caused this Note to be duly executed and delivered as of the date set forth below.

AmBase Corporation

/s/ John Ferrara
John Ferrara
Vice President & Chief Financial Officer
AmBase Corporation
Dated: May 27, 2025

/s/ Richard A. Bianco
Richard A. Bianco
Dated: May 27, 2025